NON-DISTURBANCE, SUBORDINATION AND
                              ATTORNMENT AGREEMENT


         THIS NON-DISTURBANCE, SUBORDINATION AND ATTORNMENT AGREEMENT (this "Agreement") dated August 1st, 1996 is by and among MONTGOMERY COUNTY INDUSTRIAL DEVELOPMENT CORPORATION ("MCIDC"), SLT PROPERTIES, INC., a Delaware corporation ("Owner"), SURGICAL LASER TECHNOLOGIES, INC., a Delaware corporation ("Sublandlord") and SUBURBAN CABLE TV CO. INC., a Pennsylvania corporation ("Subtenant").

BACKGROUND

         A. MCIDC is an industrial development agency, approved by the Pennsylvania Industrial Development Authority ("PIDA") and pursuant to and in accordance with the law governing PIDA and the rules and regulations issued by PIDA pursuant thereto ("Rules"), MCIDC has taken title to and is the legal owner and Owner is the equitable owner of certain premises commonly known as 200 Cresson Boulevard, Oaks, Pennsylvania ("Premises") under a certain Installment Sale Agreement dated August 16, 1991 and recorded in Montgomery County, Pennsylvania, in Book ___, Page ___ the ("Installment Sale Agreement"). MCIDC holds legal title to the Premises as security for payment of the $2,000,000 purchase price (the "Purchase Price") which MCIDC is obligated to repay to PIDA pursuant to certain mortgage financing secured by the Premises.

         B. Owner and Sublandlord entered into a Lease Agreement dated August 16, 1991 ("Lease") pursuant to which Owner leased the Premises to Sublandlord.

         C. Sublandlord and Subtenant have entered into a Sublease Agreement dated March 21, 1996 ("Sublease"), pursuant to which Sublandlord has agreed to sublease the Premises to Subtenant. The Sublease provides that Subtenant has the right to terminate the Sublease if MCIDC does not execute this Agreement.

         D. In accordance with Rules, MCIDC has made application to PIDA to consent to the Sublease, which consent has been granted.

         E. By the execution of this Agreement, the parties wish to provide for the nondisturbance of Subtenant's possession of the Premises and the subordination of the Subtenant's leasehold estate to the lien of the Purchase Price under the Installment Sales Agreement.

         NOW, THEREFORE, for good and valuable consideration and intending to be legally bound, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Subtenant hereby acknowledges and agrees that its leasehold estate created under the terms of the Sublease and all of its rights thereunder will be

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subject and subordinated to the rights and lien of MCIDC under the terms of the
Installment Sale Agreement and any modifications, replacements, renewals or extensions thereof.

         2. So long as Subtenant is not in default in performing its obligations under the terms of the Sublease, MCIDC agrees, for itself and its successors and assigns, that it will not disturb or interfere with the enjoyment by Subtenant of Subtenant's leasehold estate in the Premises, including all rights granted by the Sublease. However, in no event shall MCIDC, or any subsequent purchaser or grantee: (a) be liable for any act or omission or Owner or Sublandlord; (b) be subject to any offset or deficiency which Subtenant may have against Owner or Sublandlord; or (c) have any obligation with respect to any security deposited under the Sublease unless such security has been delivered to MCIDC.

         3. If MCIDC succeeds to the Owner's interest as landlord or if MCIDC remains as the legal owner pursuant to the Installment Sale Agreement, whether as a result of any proceeding under the Installment Sale Agreement, foreclosure or sale of the Premises to any purchaser or grantee, in which event the Sublandlord will cease to be entitled to possession under the Lease, then under either of said circumstances, the Subtenant agrees that it will attorn directly to MCIDC; and, MCIDC will, in turn, accept the Subtenant's attornment and will recognize the leasehold interest of Subtenant under the terms of the Sublease, to the end that Subtenant may continue to peaceably and quietly have, hold and enjoy the Premises, provided that Subtenant has then complied and continues to comply with the terms of the Sublease.

         4. Subtenant acknowledges that it has notice that the Lease and the Sublease and the rent and all sums due thereunder have been assigned to the MCIDC as part of the security for the Purchase Price owing under the Installment Sales Agreement. If MCIDC notifies Subtenant of a default under the Installment Sale Agreement, and demands that Subtenant pay its rent and all other sums due under the Sublease to MCIDC, Subtenant agrees that it will honor such demand and pay its rent and all other sums due under the Sublease directly to MCIDC.

         5. Subtenant covenants and acknowledges that any purchase of the Premises, or assignment of the Premises or portion thereof to the Subtenant which would be under and subject to the PIDA Mortgage would have to satisfy the law, rules and regulations which govern the Installment Sales Agreement, and would require the prior written approval of PIDA and MCIDC. Any transaction which includes the satisfaction of the PIDA Mortgage does not require the approval of PIDA or MCIDC. Subtenant also covenants and acknowledges that MCIDC has made no warranties, promises or representations whatsoever with respect to the use of the Premises, compliance with zoning, habitability, fitness for any purpose or possession, or any other promise, warranty or representation of any nature or kind whatsoever.

         6. Subtenant acknowledges that regardless of the circumstance giving rise to a claim, (whether MCIDC is the legal owner and Owner is the equitable owner, or if MCIDC succeeds to the Owner's interest as landlord or if a purchaser or grantee succeeds to the Owner's interest as an Installment Sale Purchaser), MCIDC's liability (if any) shall be enforceable only out of the real estate and property which is the subject matter of the Installment Sale Agreement as well as the within Agreement, and the rents, issues and profits thereof, and there shall be no other recourse against MCIDC on any other

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property now or hereafter owned by it, and in the event of the entry of judgment against MCIDC in favor of Owner, Sublandlord or Subtenant (SLT Properties, Inc., Surgical Laser Technologies, Inc. and Suburban Cable TV Co. Inc., respectively) shall jointly and severally request the Prothonotary to mark the judgment index satisfied, failing which, this provision shall be MCIDC's authorization, without limitation, for MCIDC to so request and cause the Prothonotary to mark the judgment index accordingly.

         7. Subtenant will neither offer nor make prepayment of rent (for a period in excess of one month) nor further change the terms, covenants, conditions and agreements of the Sublease in any manner without the express consent in writing of MCIDC, which consent shall not be unreasonably withheld.

         8. The foregoing provisions shall be self-operative and effective without the execution of any further instrument of any party hereto. However, Subtenant agrees to execute and deliver to MCIDC or to any person to whom Subtenant herein agrees to attorn, such other instruments as either shall reasonably request, in order to effectuate the foregoing provisions.

         9. No modification, amendment, waiver or release of any provision of this Agreement shall be valid or binding unless in writing and duly executed by the party against whom the same is sought to be asserted.

         10. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that in the event of the assignments or transfer of the interest of MCIDC, all obligations and liabilities of MCIDC under this Agreement shall terminate and all such obligations and liabilities shall be the responsibility of the party to whom MCIDC's interests is assigned or transferred; and provided further that the interest of Subtenant under this Agreement may not be assigned or transferred without the written consent of MCIDC.

         11. This Agreement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania.

         12. This Agreement may be executed in multiple counterparts, all of which, taken together, shall constitute an original.



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         IN WITNESS WHEREOF, the parties have executed and delivered this
Agreement as of the date first above written.

ATTEST OR WITNESS:                            MONTGOMERY COUNTY INDUSTRIAL
                                              DEVELOPMENT CORPORATION

Mitchell W. Miller                            By: Carmen S. Italia, Jr.
------------------                                ---------------------

                                              SLT PROPERTIES, INC.

Davis Woodward                                By: Michael R. Stewart
--------------                                    ------------------

                                              SURGICAL LASER
                                              TECHNOLOGIES, INC.

Davis Woodward                                By: Michael R. Stewart
--------------                                    ------------------

                                              SUBURBAN CABLE TV CO. INC.

Mark H. Fisher                                By: Harry F. Brooks
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